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EXHIBIT A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

        The undersigned hereby agree as follows:

    (i)
    Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

    (ii)
    Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but None. of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: December 30, 2003

PRP-GP LLC
By:	/s/ ROBERT M. QUALLS

Name: Robert M. Qualls Title: Vice President and Chief Financial Officer
IMC GLOBAL INC.
By:	/s/ ROBERT M. QUALLS

Name: Robert M. Qualls Title: Vice President and Controller

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  EXHIBIT A
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D